Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statements (Form S-3 Nos. 333-108141, 333-106140, 333-85530, 333-74578, and 333-144339) of RF Micro Devices, Inc., and

(2)	Registration Statements Form S-4 No. 333-146027 of RF Micro Devices, Inc., and

(3)	Registration Statements (Form S-8 Nos. 333-136250, 333-136251, 333-136252, 333-127300, 333-107805, 333-102048, 333-74230, 333-93095, 333-31037, and 333-147432) pertaining to the various stock option and employee benefit plans of RF Micro Devices, Inc.;
of our report dated May 27, 2008, with respect to the consolidated financial statements and schedule of RF Micro Devices, Inc. and subsidiaries included herein, and our report dated May 27, 2008, with respect to the effectiveness of internal control over financial reporting of RF Micro Devices, Inc. and subsidiaries included herein.

/s/ Ernst & Young

Greensboro, North Carolina
May 27, 2008